EXHIBIT 99.1

List of Companies

in

Towers Perrin Compensation Data Bank (CDB) Executive Database

3M	Amazon.com	Atos Origin	Boehringer Ingelheim
7-Eleven	Ameren	Aurora Healthcare	Boeing
	American Airlines	Auto Club Group	BOK Financial
A&P	American Chemical Society	Automatic Data Processing	Booz Allen Hamilton
A.O. Smith	American Crystal Sugar	Avery Dennison	Boston Scientific
A.T. Cross	American Electric Power	Avis Budget Group	Bovis Lend Lease
AAA of Science	American Express	Avista	BP
Abbott Laboratories	American Family Insurance	Avon Products	Brady
ABC	American United Life	AXA Equitable	Bremer Financial
Accenture	American Water Works		Bright Business Media
ACH Food	AMERIGROUP	B&W Y-12	Bristol-Myers Squibb
Advance Publications	Ameriprise Financial	BAE Systems	Brown-Forman
Advanced Micro Devices	Ameritrade	Ball	Bush Brothers
Advanstar Communications	Ameron	Bank of America
Aegon USA	AMETEK	Barrick Gold of North America	CA
AEI Services	Amgen	Battelle Memorial Institute	Cablevision Systems
Aerojet	Amway	Baxter International	CACI International
Aeropostale	Anadarko Petroleum	Bayer	Cadbury North America
AFLAC	APL	Bayer CropScience	Calgon Carbon
Agilent Technologies	Apollo Group	BB&T	California Independent System Operator
AGL Resources	Applied Materials	Beckman Coulter	Callaway Golf
Agrium U.S.	ARAMARK	Belo	Calpine
AIG	Areva NP	Benjamin Moore	Cameron International
Air Products and Chemicals	Armstrong World Industries	Best Buy	Capital One Financial
Alcatel-Lucent	Arrow Electronics	BG US Services	Capitol Broadcasting – WRAL
Alcoa	ArvinMeritor	Big Lots	Cardinal Health
Allegheny Energy	Arysta LifeScience North America	Biogen Idec	Cargill
Allergan	Ascend Media	Bio-Rad Laboratories	Carlson Companies
Allete	Associated Banc-Corp	Blockbuster	Carmeuse Lime & Stone
Alliance Data Systems	AstraZeneca	Blue Cross Blue Shield of Florida	Carpenter Technology
Alliant Energy	AT&T	Blue Shield of California	Catalent Pharma Solutions
Allianz	ATC Management	Blyth	Caterpillar
Allstate	Atmos Energy	Bob Evans Farms	Catholic Healthcare West

Companies (continued)

CDI	ConvaTec	Eastman Kodak	Federal Home Loan Bank of
Cedar Rapids TV – KCRG	Convergys	Eaton	San Francisco
Celestica	Covance	eBay	Federal Reserve Bank of Cleveland
Celgene	Covidien	Ecolab	Federal Reserve Bank of Dallas
CenterPoint Energy	Cox Enterprises	Edison International	Federal Reserve Bank of New York
Century Aluminum	CPS Energy	Education Management	Federal Reserve Bank of Philadelphia
Cephalon	Crown Castle	Eisai	Federal Reserve Bank of
CH2M Hill	CSR	El Paso Corporation	San Francisco
Chevron	CSX	Electric Power Research Institute	Federal Reserve Bank of St. Louis
Chicago Mercantile Exchange	Cubic	Eli Lilly	Federal-Mogul
Chiquita Brands	Curtiss-Wright	Embarq	Ferrellgas
Choice Hotels International	CVS Caremark	Embraer	Fidelity Investments
Chrysler		EMC	Fifth Third Bancorp
CHS	Daiichi Sankyo	EMCOR Group	Fireman’s Fund Insurance
CIGNA	Daimler Trucks North America	EMI Music	First American
CIT Group	Dana	Emulex	First Data
CITGO Petroleum	Dannon	Enbridge Energy	First Horizon National
City National Bank	DCP Midstream	Endo Pharmaceuticals	First Solar
Cleco	Dean Foods	Energen	FirstEnergy
CNA	Deere & Company	Energy Future Holdings	Fiserv
Cobank	Delta Airlines	Energy Northwest	Fluor
Coca-Cola Enterprises	Deluxe	Entergy	FMA Communications
Colgate-Palmolive	Denny’s	EPCO	Ford
Colorado Springs Utilities	Dentsply	Equifax	Forest Laboratories
Columbia Sportswear	Devon Energy	Equity Office Properties	Fortune Brands
Comcast Cable Communications	Diageo North America	ERCOT	Forum Communications – WDAY
Comerica	DIRECTV	Erie Insurance	FPL Group
Commerce Insurance	Dominion Resources	Ernst & Young	Franklin Resources
CommScope	Donaldson	ESRI	Freddie Mac
Compass Bancshares	Dow Chemical	Evening Post Publishing – KOAA	Freedom Communications
CompuCom Systems	Dow Jones	Evergreen Packaging	Freeport-McMoRan Copper & Gold
ConAgra Foods	DPL	Exelon	Frontier Airlines
Connell	Dr Pepper Snapple	Exterran
ConocoPhillips	Duke Energy	ExxonMobil	G&K Services
Consolidated Edison	DuPont		GAF Materials
Constellation Energy	Dynegy	F & W Media	Gannett
Consumers Energy		Fairchild Controls	Gap
Consumers Union	E*Trade	Fannie Mae	Garland Power & Light
Continental Airlines	E.ON U.S.	FANUC Robotics America	Garmin
Continental Automotive Systems	E.W. Scripps	Farm Progress Companies	GATX
Continental Energy Systems	Eastman Chemical	Federal Home Loan Bank of Pittsburgh	Gavilon

Companies (continued)

GDF SUEZ Energy North America	Healthways	International Paper	L.L. Bean
Genentech	Hearst	Invensys Controls	L-3 Communications
General Atomics	Hearst-Argyle Television	Invensys Process Systems	Lafarge North America
General Dynamics	Henkel of America	Irvine Company	Land O’Lakes
General Electric	Henry Ford Health Systems	Irwin Financial	Leggett and Platt
General Mills	Herman Miller	ISO New England	Lenovo
General Motors	Hershey		Level 3 Communications
GenTek	Hertz	J. Crew	Lexmark International
Genworth Financial	Hess	J.C. Penney Company	Liberty Mutual
Genzyme	Hexion Specialty Chemicals	J.M. Smucker	Life Technologies
GEO Group	Hitachi Data Systems	J.R. Simplot	Life Touch
Getty Images	HNI	Jack in the Box	Limited
Gilead Sciences	HNTB	Jacobs Engineering	Lincoln Financial
GlaxoSmithKline	Hoffmann-La Roche	Jarden	Lockheed Martin
Goodrich	Honeywell	JetBlue	Loews
Goodyear Tire & Rubber	Horizon Lines	JM Family	LOMA
Google	Hormel Foods	John Hancock	Lorillard Tobacco
Gorton’s	Hospira	Johns-Manville	Lower Colorado River Authority
Great-West Life Annuity	Houghton Mifflin	Johnson & Johnson
Greif	Hovnanian Enterprises	Johnson Controls	M&T Bank
GS1 US	HSBC North America		Magellan Midstream Partners
GTECH	Hubbard Broadcasting	Kaiser Foundation Health Plan	Marathon Oil
Guardian Life	Humana	Kaman Industrial Technologies	Marriott International
Guideposts	Hunt Consolidated	Kansas City Southern	Marshall & Ilsley
GXS	Huntington Bancshares	KB Home	Martin Marietta Materials
	Hyatt Hotels	KBR	Mary Kay
H.B. Fuller		KCTS Television	Masco
Hanesbrands	IBM	Kellogg	Massachusetts Mutual
Hannaford	IDACORP	Kelly Services	Mattel
Harland Clarke	Idearc Media	Kerry Ingredients & Flavours	Matthews International
Harley-Davidson	IDEXX Laboratories	KeyCorp	McClatchy
Harman International Industries	IKON Office Solutions	Kimberly-Clark	McDermott
Harris Enterprises	IMS Health	Kimco Realty	McDonald’s
Harry Winston	ING	Kindred Healthcare	McKesson
Hartford Financial Services	Ingersoll-Rand	Kinross Gold	MDU Resources
Hawaiian Electric	Integrys Energy Group	Kiplinger	MeadWestvaco
Hayes Lemmerz	Intel	KLA-Tencor	Medco Health Solutions
HBO	Intercontinental Hotels	Knight	Media General
HCA Healthcare	International Data	Koch Industries	MediaTec Publishing
Health Care Services	International Flavors & Fragrances	Kohler	MedImmune
Health Net	International Game Technology	Kohl’s	Medtronic
KPMG

Companies (continued)

Meister Media Worldwide	Noranda Aluminum	PepsiCo	R.H. Donnelley
Merck & Co	Norfolk Southern	Perot Systems	R.R. Donnelley
Meredith	Northeast Utilities	PetSmart	Ralcorp Holdings
Metavante Technologies	Northern Trust	Pfizer	Rayonier
MetLife	NorthWestern Energy	Philips Healthcare	Raytheon
MetroPCS Communications	Northwestern Mutual	Phillips-Van Heusen	RBC Dain Rauscher
MGE Energy	Novartis	Phoenix Companies	Reader’s Digest
Microsoft	Novartis Consumer Health	PhRMA	Reed Business Information
Midwest Independent Transmission	Novell	Pinnacle West Capital	Reed Exhibitions
System Operator	Novo Nordisk Pharmaceuticals	Pioneer Hi-Bred International	Regal-Beloit
Millennium Pharmaceuticals	NRG Energy	Pitney Bowes	Regency Energy Partners LP
Millipore	NSTAR	Pittsburgh Corning	Regions Financial
Mine Safety Appliances	NuStar Energy	PJM Interconnection	Reliant Energy
Mirant	NV Energy	PlainsCapital	Research in Motion
Molson Coors Brewing	NW Natural	Plexus	RF Micro Devices
MoneyGram International	NXP Semi-Conductor	PMI Group	RGA Reinsurance Group of America
Morgan Murphy Stations – WISC	Nycomed US	PNC Financial Services	Rio Tinto
Mosaic		PNM Resources	Robb Report
Motorola	Occidental Petroleum	Polaris Industries	Roche Diagnostics
MSC Industrial Direct	Office Depot	Polymer Group	Rockwell Automation
Munich Reinsurance America	OGE Energy	PolyOne	Rockwell Collins
	Oglethorpe Power	Portland General Electric	Rolls-Royce North America
National Renewable Energy	Omaha Public Power	Potash
Laboratory	Omnova Solutions	PPG Industries	S.C. Johnson
Nationwide	OneBeacon Insurance	PPL	Safety-Kleen Systems
Navistar International	Orange Business Services	Praxair	SAIC
Navy Federal Credit Union	Oshkosh Truck	Principal Financial	Salt River Project
NBC Universal	Otter Tail	Progress Energy	Sanmina-SCI
NCCI Holdings	Owens Corning	Progressive	Sanofi Pasteur
NCR	Owens-Illinois	Providence Health & Services	Sanofi-Aventis
Neoris USA		Prudential Financial	Sara Lee
Nestle USA	Pacific Gas & Electric	Public Service Enterprise	Sarkes Tarzian – KTVN
New York Life	Pacific Life	Group	Sarkes Tarzian – WRCB
New York Power Authority	Panasonic of North America	Puget Energy	SAS Institute
New York Times	Papa John’s	Pulte Homes	Savannah River Nuclear Solutions
New York University	Parametric Technology	Purdue Pharma	SCA Americas
Newmont Mining	Parker Hannifin		SCANA
NewPage	Parsons	QUALCOMM	Schering-Plough
Nicor	Pearson Education	Quest Diagnostics	Schlumberger
NIKE	People’s Bank	Quintiles	Schneider Electric
Nokia	Pepco Holdings	Qwest Communications	School Specialty
Schreiber Foods

Companies (continued)

Schurz – KYTV	String Letter Publishing	U.S. Bancorp	W.R. Grace
Schurz – WDBJ	Summit Business Media	U.S. Foodservice	W.W. Grainger
Schwan’s	Sun Life Financial	UC4 Software	Wachovia
Scripps Networks Interactive	Sun Microsystems	UIL Holdings	Walt Disney
Seagate Technology	Sundt Construction	Unilever United States	Warnaco
Sealed Air	Sunoco	Union Bank of California	Waste Management
Securian Financial Group	SunTrust Banks	Union Pacific	Watson Pharmaceuticals
Securitas Security Services USA		UniSource Energy	Webster Bank
Security Benefit Group	Target	Unisys	Wellcare Health Plans
Sempra Energy	Taubman Centers	United Airlines	Wellpoint
Sensata Technologies	Taunton Press	United Rentals	Wells Fargo
Shell Oil	Taylor-Wharton International	United States Cellular	Wendy’s/Arby’s Group
Sherwin-Williams	TD Banknorth	United States Enrichment	Westar Energy
Shire Pharmaceuticals	TECO Energy	United States Steel	Western Digital
Siemens	TeleTech Holdings	United Technologies	Western Union
Sinclair Broadcast Group	Tellabs	United Water	Westinghouse Electric
Sirius XM Radio	Temple-Inland	UnitedHealth	Weyerhaeuser
SLM	Tenet Healthcare	Unitil	Whirlpool
Smurfit-Stone Container	Teradata	Univar	Whole Foods Market
Sodexo USA	Terex	Universal Studios Orlando	Williams Companies
Sonoco Products	Terra Industries	University of Texas – M.D. Anderson	Williams-Sonoma
Sony Corporation of America	Tesoro	Cancer Center	Winn-Dixie Stores
South Financial Group	Textron	Unum Group	Wisconsin Energy
Southern Company Services	Thomas & Betts	US Airways	Wm. Wrigley Jr.
Southern Union Company	Thomas Publishing	USAA	Wolters Kluwer US
Southwest Airlines	Thrivent Financial for Lutherans	USG	WPP
Southwest Power Pool	TIAA-CREF		Wray Edwin – KTBS
Sovereign Bancorp	Time	Valero Energy	Wyeth Pharmaceuticals
Spectra Energy	Time Warner	Verizon	Wyndham Worldwide
Sprint Nextel	Time Warner Cable	Vertex Pharmaceuticals
SPX	Timex	VF	Xcel Energy
Stanford University	T-Mobile USA	Viacom	Xerox
Stantec	Toro	Viad
Staples	TransCanada	Virgin Mobile USA	Yahoo!
Starbucks	TransUnion	Visa USA	Young Broadcasting – KFLY
Starwood Hotels & Resorts	Travelers	Visiting Nurse Service	Young Broadcasting – KRON
State Farm Insurance	Tribune	Visteon	Yum! Brands
State Street	TUI Travel	Volvo Group North America
Steelcase	Tupperware	Vulcan	Zale
Sterling Bancshares	Twin Cities Public Television – TPT	Vulcan Materials	Zurich North America
STP Nuclear Operating	Tyco Electronics	VWR International

Number of Companies: 761